Exhibit 3.5.2
                           ARTICLES OF AMENDMENT
                                  TO THE
                         ARTICLES OF INCORPORATION
                                    OF
                     NORTH ATLANTIC ENERGY CORPORATION


PURSUANT TO THE PROVISIONS OF SECTION 61 OF THE NEW HAMPSHIRE BUSINESS CORPORATION ACT, THE UNDERSIGNED CORPORATION ADOPTS THE FOLLOWING ARTICLES OF AMENDMENT TO ITS ARTICLES OF INCORPORATION:

     FIRST:    The name of the corporation is North Atlantic Energy
Corporation.

     SECOND:   The following amendments of the Articles of Incorporation
were adopted by resolution of the board of directors of the corporation on October 16, 1991, in the manner prescribed by the New Hampshire Business Corporation Act:

          That the Articles of Incorporation of the corporation be amended by deleting the current Article IX and inserting a new Article IX as follows:

          The number of directors constituting the initial board of directors of the corporation is nine, and the names and addresses of the persons who are to serve as directors until the first annual meeting of shareholders or until their successors are elected and shall qualify are:

          Bernard M. Fox                29 St. Andrews Drive
                                        Avon, CT 06001

          Robert E. Busch               292 Foot Hills Road
                                        Higganum, CT 06441

          John P. Cagnetta              97 Butternut Circle
                                        Wethersfield, CT 06109

          John F. Opeka                 10 Nottingham Drive
                                        Old Lyme, CT 06371

          Lawrence H. Shay              21 Goodwin Street
                                        Niantic, CT 06357

          Walter F. Torrance, Jr.       575A Heritage Village
                                        Southbury, CT 06488

          William B. Ellis              31 Pound Foolish Lane
                                        Glastonbury, CT 06033

          Frank R. Locke                9 Chickadee Court
                                        Bedford, NH 03110

          Ted C. Feigenbaum             8 Evergreen Way
                                        Stratham, NH 03885

                                   NORTH ATLANTIC ENERGY CORPORATION

Dated:  October 16, 1991      By:  /S/Thomas D. Rath
                                   Thomas D. Rath, President

                              and


                              By:  /S/Thomas D. Rath
                                   Thomas D. Rath, Secretary

                           ARTICLES OF AMENDMENT
                                  TO THE
                         ARTICLES OF INCORPORATION
                                    OF
                     NORTH ATLANTIC ENERGY CORPORATION


PURSUANT TO THE PROVISIONS OF SECTION 61 OF THE NEW HAMPSHIRE BUSINESS CORPORATION ACT, THE UNDERSIGNED CORPORATION ADOPTS THE FOLLOWING ARTICLES OF AMENDMENT TO ITS ARTICLES OF INCORPORATION:

     FIRST:    The name of the corporation is North Atlantic Energy
Corporation.

     SECOND:   The following amendments of the Articles of Incorporation
were adopted by resolution of the board of directors of the corporation on June 1, 1992, in the manner prescribed by the New Hampshire Business Corporation Act:

          That the Articles of Incorporation of the corporation be amended by adding the following language to Article IV:

               No nonvoting equity securities of the corporation shall be issued; this provision is included in these Articles of Incorporation in compliance with Section 1123 of the United States Federal Bankruptcy Code, 11 U.S.C. Section 1123, and shall have no further force and effect beyond that required by such Section and for so long as such Section is in effect and applicable to the corporation.

     THIRD: No shares of the corporation were outstanding at the time of adoption of the foregoing amendment.


                                   NORTH ATLANTIC ENERGY CORPORATION

Dated:  June 2, 1992          By:  /S/Robert E. Busch
                                   Robert E. Busch
                                   Executive Vice-President



                              By:  /S/John B. Keane
                                   John B. Keane
                                   Assistant Secretary